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                                                                    EXHIBIT 23.5




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-78597 of Gerald Stevens, Inc. on Form S-3 of our report dated August 21, 1998, on the financial statements of Calyx & Corolla, Inc. for the years ended June 30, 1998 and 1997 appearing in the Form 8-K/A of Gerald Stevens, Inc. dated April 30, 1999, and to the reference to us under the heading "Experts", appearing in the Prospectus which is a part of this Registration Statement.



Deloitte & Touche LLP
San Francisco, California
  June 3, 1999